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                          EEX CORPORATION UNDERTAKING

     UNDERTAKING dated as of December 17, 1999 made by EEX Corporation, a Texas corporation ("EEX") in favor of Bob West Treasure L.L.C., a Delaware limited liability company (the "Purchaser").

     WHEREAS, EEX E&P Company, L.P., a Delaware limited partnership ("the Seller"), has entered into a Natural Gas Inventory Forward Sale Agreement of even date herewith (the "Forward Sale Agreement") with the Purchaser; and

     WHEREAS, each of the partners of Seller is wholly-owned by EEX Reserves Funding LLC, a Delaware limited liability company ("EEX Reserves Funding"); and

     WHEREAS, the membership interests of EEX Reserves Funding are owned as follows: fifty percent (50%) by Purchaser, forty-nine percent (49%) by EEX Operating LLC, a Delaware limited liability company ("EEX Operating"), and one percent (1%) by EEX Capital, Inc., a Delaware corporation ("EEX Capital"); and

     WHEREAS, EEX Operating and EEX Capital are wholly-owned by EEX and EEX Capital is the initial Managing Member of EEX Reserves Funding; and

     WHEREAS, a precondition to Purchaser's purchasing Natural Gas pursuant to the Forward Sale Agreement is that EEX deliver a corporate undertaking whereby EEX would agree to cause EEX Reserves Funding to cause the performance by Seller of certain provisions of the Forward Sale Agreement to the extent only that Seller has the means to perform by delivery of volumes of Natural Gas and/or making payments but would not be required to put funds in Seller (or EEX Reserves Funding) to cause such performance;

     NOW THEREFORE, in consideration of the premises, and in order to induce Purchaser to purchase Natural Gas pursuant to the Forward Sale Agreement, EEX hereby covenants and agrees as follows:

     Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Forward Sale Agreement. In addition to any other defined terms used herein, the following terms shall constitute defined terms for the purposes of this Undertaking:

          "Subsidiary" shall mean any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by EEX or one or more of its Subsidiaries or by EEX and one or more of its Subsidiaries.'
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     Section 2.  Representations and Warranties of EEX.  EEX represents and warrants to Purchaser as follows:

            (a) Corporate Status and Authority. EEX is a corporation, duly formed, validly existing and in good standing under the laws of the State of Texas and has all requisite power and authority to execute, deliver and perform this Undertaking.

            (b) Power and Authority. The execution, delivery and performance by EEX of this Undertaking and the consummation of the transactions contemplated by this Undertaking are within EEX's power and authority and have been duly authorized by all necessary corporate action.

            (c) Consents and Approvals. No authorization, consent or approval of, or other action by, or notice to or filing with, any governmental authority, regulatory body or any other Person is required for the due authorization, execution, delivery or EEX of this Undertaking, any other Definitive Document to which it is a party or the consummation of the transactions contemplated by this Undertaking, except those approvals that have been obtained, and those notices and filings that have been made, copies of all of which have been delivered to Purchaser.

            (d) Execution and Delivery. This Undertaking has been duly executed and delivered to Purchaser by EEX and is the legal, valid and binding obligation of EEX enforceable against EEX in accordance with its terms, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity.

            (e) Sufficiency of Reserves. To the best of EEX's knowledge and belief, the Designated Properties contain readily recoverable Natural Gas reserves in excess of those required to meet all of Seller's obligation to deliver Natural Gas to Purchaser under the Forward Sale Agreement in the Required Delivery Quantities at the designated Delivery Points during each Delivery Month.

            (f) Solvency. EEX (i) has assets that exceed its liabilities, (ii) has or has access to sufficient capital to carry on its business as presently conducted and (iii) is able to pay its debts as they become due.

            (g) Accuracy of Information. All information, engineering and other reports and data delivered by EEX or Seller in connection with this Undertaking and the transactions contemplated hereby are accurate in all material respects, do not contain any material misstatement of fact or omit any fact necessary to make said information or reports not misleading. Each delivery of any such material, report or information shall automatically constitute a reaffirmation of this warranty.

            (h) Litigation and Similar Proceedings. There are no suits, investigations or proceedings pending, or to EEX's knowledge, threatened against EEX or the Designated Properties except those disclosed on Schedule 2(h) hereto. None of said lawsuits can reasonably be expected to have a material adverse effect on EEX's ability to perform its obligation hereunder.

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     Section 3.  Undertaking.  EEX agrees and hereby covenants to Purchaser that
EEX and its Subsidiaries will cause the performance by Seller of the provisions of Article II and Clauses (i), (ii), (iii), (iv) and (v) of Section 5.01(i) and 5.01(j) of the Forward Sale Agreement, and will cause EEX Reserves Funding and its Subsidiaries, including Seller, to maintain aggregate general and administrative expenses below $1,900,000 each year, to the extent only that Seller has the means to perform by delivery of volumes of Natural Gas and/or making payments; provided, however, that none of EEX or any of its Subsidiaries shall be required to put funds in Seller to cause such performance.

     Section 4. Indemnity. EEX will, and hereby does, indemnify Purchaser, its affiliates and their respective directors, officers, agents, representatives, and employees (the "Indemnitees") against all claims, losses, actions, liabilities, judgments, costs, reasonable attorneys' fees and other charges of whatsoever kind or nature, including, without limitation, consequential and punitive damages (collectively, "Claims") made against or incurred by them or any of them by third parties unaffiliated with the Indemnities which arise out of or in connection with any action by EEX in connection with the Forward Sale Agreement. IT IS THE EXPRESS INTENTION OF EEX THAT EEX'S INDEMNIFICATION OBLIGATIONS WITH RESPECT TO THE FOREGOING MATTERS SHALL INCLUDE ANY CLAIMS RESULTING FROM THE SOLE, JOINT OR CONCURRENT NEGLIGENCE OF ANY INDEMNITEE OR ANY CLAIM ARISING UNDER ANY THEORY OF STRICT LIABILITY; PROVIDED, THAT NO INDEMNITEE SHALL BE ENTITLED TO INDEMNIFICATION FOR ANY CLAIM RESULTING FROM ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NONAPPEABLE JUDGMENT. If any Claim is asserted against any Indemnitee and such Indemnitee intends to claim indemnification from EEX under this Section 4, such Indemnitee shall promptly notify EEX, but the failure to so promptly notify EEX shall not affect EEX's obligations under this Section
4. Each Indemnitee may, and if requested by Seller in writing shall, in good faith contest the validity, applicability, and amount of such claim, demand, action, or cause of action with counsel selected by such Indemnitee and reasonably acceptable to Seller, the cost of which defense shall be borne by EEX, and shall permit EEX to participate in such contest. Any Indemnitee that proposes to settle to compromise any claim or proceeding for which EEX may be liable for payment of indemnity hereunder shall give EEX written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain EEX's prior written consent, which consent shall not be unreasonably withheld, provided, any Indemnified Party may settle such claim without EEX's consent if such Indemnitee simultaneously releases EEX for any liability therefor. In connection with any claim, demand, action, or cause of action covered by this Section 4 against more than one Indemnitee, each Indemnitee shall be represented by legal counsel selected by it.

     Section 5.  Specific Performance; Reliance.

            (a) EEX agrees that a breach of any of the covenants contained in
     Section 3 will cause irreparable injury to Purchaser, and no adequate remedy at law in respect of such breach and, as a consequence, that the covenants contained in this Section 3 shall be specifically enforceable against EEX and its Subsidiaries. EEX hereby waives and agrees not to assert any defenses against an action for specific performance of such covenant except for a defense that no breach has occurred and is continuing.

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            (b) EEX acknowledges that Purchaser in relying on this Undertaking in entering into the Forward Sale Agreement and that, but for this Undertaking, would not enter into the Forward Sale Agreement.

     Section 6. Governing Law. This Undertaking shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of laws that would result in the application of the laws of another jurisdiction.

     Section 7. Severability. In the event that one or more of the provisions contained in this Undertaking shall be invalid, illegal or unenforceable in any respect under any applicable law the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby. Each of the provisions of this Undertaking is hereby declared to be separate and distinct.

     Section 8. Benefit of the Agreement. This Agreement shall inure to the benefit of and be binding upon EEX, the Purchaser and their respective successors and assigns.

     Section 9. Assignment and Transfer. EEX may not assign any rights or delegate any obligations hereunder, except to an Affiliate of EEX, without the prior written consent of Purchaser in its sole discretion. Prior to any Default hereunder or under the Forward Sale Agreement, Purchaser may not assign its rights hereunder to any third party without the prior written consent of EEX, which consent shall not be unreasonably withheld, except to affiliates of Purchaser or to financial institutions, to whom it may assign without consent.

     Section 10. Amendments. This Agreement may not be modified or amended except by an instrument in writing signed by the Purchaser and EEX or by their respective successors or permitted assigns.

     Section 11. No Waivers, Remedies. No failure to exercise and no delay in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law except as otherwise expressly provided herein.

     Section 12. Time of the Essence. Time shall be of the essence of this Agreement.

     IN WITNESS WHEREOF, EEX has caused this Undertaking to be duly executed and delivered as of the day and year first above written.

                              EEX CORPORATION

                              By:________________________________
                              Name:  J. T. Leary
                              Title:  Vice President, Finance and Treasurer

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